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                                                                  EXHIBIT (J)(1)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 72 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Asian Small Companies Fund of our report dated December 11, 1998, relating to the Fund which is included in the Statement of Additional Information, which is part of such Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


December 18, 1998
Boston, Massachusetts

                                      C-15